As filed with the Securities and Exchange Commission on March 2, 2011

Registration No. 333-125725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4249478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Howard Shapiro

Executive Vice President, Law and Administration, General Counsel, and Secretary

680 North Lake Shore Drive

Chicago, IL 60611

(312) 751-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 originally filed by Playboy Enterprises, Inc. (the “Company”) on June 10, 2005 (Registration Statement No. 333-125725) (the “Registration Statement”) is being filed to deregister any and all of (i) the Company’s $115,000,000 aggregate principal amount of 3.00% Convertible Senior Subordinated Notes due 2025 (the “Convertible Notes”) and (ii) shares of the Company’s Class B common stock, par value $0.01 per share, issuable upon conversion of the Convertible Notes, in each case, that remain unsold under the Registration Statement as of the date of the effectiveness of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the second day of March, 2011.

Playboy Enterprises, Inc.

By:	/s/ Howard Shapiro
	Name:	Howard Shapiro
	Title:	Executive Vice President, Law and Administration, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the second day of March 2011.

Signature	Title

/s/ Scott N. Flanders Scott N. Flanders	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Christoph Pachler Christoph Pachler	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Richard S. Rosenzweig	Director

* Dennis S. Bookshester	Director

* David I. Chemerow	Director

* Sol Rosenthal	Director

/s/ Kai-Shing Tao Kai-Shing Tao	Director

*By:	/s/ Howard Shapiro Howard Shapiro	Attorney-in-Fact